EXHIBIT 10.1

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this "Amendment") is dated as of the 24 day of April, 2020, by and between 601 W COMPANIES LLC and BRICKELL 13 CHICAGO LLC, each a Delaware limited liability company, as tenants in common (collectively, "Landlord"), and FEDERAL HOME LOAN BANK OF CHICAGO, a corporation organized under the laws of the United States of America (“Tenant”).
RECITALS

A.    Landlord and Tenant are parties to that certain Office Lease dated as of January 9, 2009 (the “Original Lease”) as amended by a First Amendment to Office Lease dated as of June 18, 2012, a Second Amendment to Office Lease dated as of March 19, 2013, and a Third Amendment to Lease dated as of August 28, 2019 (“Third Amendment” and the Original Lease as amended the “Lease”) pursuant to which Tenant leases certain premises located on the 17th, 18th and 19th floors (the "Premises") in the building commonly known as the Aon Center, located at 200 East Randolph Street, Chicago, Illinois (the “Building”).

B.    Pursuant to Article 36 of the Lease, Tenant has an option to terminate the Lease effective as of December 31, 2020 (“Termination Date”) by written notice delivered to Landlord on or before December 31, 2019 (“Termination Election Date”) and payment of a Termination Fee determined as provided in the Lease. Pursuant to the Third Amendment, the Termination Election Date would move to April 30, 2020, if the OPO Landlord did not deliver possession of the OPO Premises for reasons other than Tenant Delay by December 1, 2019.

C.    The OPO Landlord and Tenant acknowledge and agree that the OPO Landlord delivered the OPO Premises to Tenant on November 26, 2019. Notwithstanding the foregoing, however, Landlord and Tenant have, in any event, agreed to (i) extend the Termination Election Date under the Third Amendment; (ii) modify the date for payment of the Termination Fee; and (iii) extend the Termination Date as set forth in the Third Amendment in accordance with the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby made a material part hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Recitals. The recitals set forth above are hereby incorporated into and made a material part of this Amendment. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2.    Termination Option. Notwithstanding the provisions of Section 36 of the Lease, (i) Landlord shall permit Tenant to exercise the Termination Option as of the date of this Amendment, (ii) Tenant hereby exercises such Termination Option, (iii) Tenant shall pay to Landlord on or before April 30, 2020, the sum of $4,754,857 as the Termination Fee and (iv) the Termination Date is extended from December 31, 2020 to June 30, 2021.

    3.     Base Rent and Additional Rent. Tenant shall continue to pay Base Rent and Additional Rent for the Premises in accordance with the Lease through June 30, 2021.

4.    Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all of Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

5.    Lease in Full Force and Effect. Except as expressly provided herein, the Lease is unmodified hereby, remains in full force and effect, and is hereby ratified and confirmed by the parties hereto.

6.    No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until duly executed and delivered by both Landlord and Tenant.

7.    Conflicts. This Amendment and the Lease shall be deemed one instrument and in the event of a conflict between this Amendment and the Lease, the terms and provisions of this Amendment shall, in all instances and for all purposes, control.

8.    Counterparts. This Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.    No Default. Tenant represents, warrants and covenants that to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of the respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder

10.    Landlord’s Liability. Article 31 of the Lease (Exculpatory Provisions): (a) is incorporated in this Amendment by reference, but wherever it refers to the Lease it shall be deemed to refer also to this Amendment and the Lease; and (b) shall apply to all claims of Tenant against Landlord, and all obligations of Landlord, under this Amendment and the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD:	TENANT:
601 W Companies LLC, a Delaware limited liability company	FEDERAL HOME LOAN BANK CORPORATION, a corporation organized under the laws of the United States of America
By:/s/ Mark Karasick	By:/s/ Roger D. Lundstrom
Name: Mark Karasick	Name: Roger D. Lundstrom
Title: Managing Director	Title: EVP-CFO

Brickell 13 Chicago LLC, a Delaware limited liability company
By:/s/ Mark Karasick
Name: Mark Karasick
Title: Managing Director

4845-2014-9178, v. 2